UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2007

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors including, but not limited to the factors and risks detailed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 and other reports filed by us with the Securities and Exchange Commission. Except as required by applicable laws, we undertake no obligation to update publicly and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 8.01	Other Events

On February 8, 2007, ULURU Inc. issued a press release announcing a strategic partnership with BioProgress PLC to market OraDisc™ B in the European Union, Commonwealth of Independent States, and Middle Eastern markets.

OraDisc™ B is a product developed from the ULURU’s adhesive film technology which incorporates 15 milligrams of benzocaine for the treatment of oral pain. The product is designed to adhere to the mucosal surface and selectively deliver pain relief to a localized area. Compared with currently marketed gel products, OraDisc™ B provides a significantly greater period of pain relief as the adhesive film is designed to erode over a 1 - 1.5 hour period. The market for oral pain relief in the United Kingdom alone is estimated at approximately $60 million. Based upon similar product launches, BioProgress expects penetration rates in core EU, CIS and Middle Eastern markets to reach approximately 12% within the first 3 years of product launch.

BioProgress will make an upfront payment, future milestone payments, both success and time related, and will purchase the OraDisc™ B product from ULURU.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued by ULURU Inc. on February 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: February 8, 2007	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Press release issued by ULURU Inc. on February 8, 2007 announcing a strategic partnership with BioProgress PLC to market OraDisc™ B in the European Union, Commonwealth of Independent States, and Middle Eastern markets.